Exhibit 4.8
[FORM OF]

DISCOVER CARD EXECUTION NOTE TRUST
Issuer
and
U.S. BANK NATIONAL ASSOCIATION
Trustee
CLASS A(                    -___) TERMS DOCUMENT
Dated as of [                    ], 2007
to
INDENTURE SUPPLEMENT
Dated as of [                    ], 2007
for the DiscoverSeries Notes
to
INDENTURE
Dated as of [                    ]. 2007

     THIS CLASS A(                    -___) TERMS DOCUMENT (this “Terms Document”), by and between DISCOVER CARD EXECUTION NOTE TRUST, a statutory trust created under the laws of the State of Delaware (the “Issuer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, as Indenture Trustee (the “Indenture Trustee”), is made and entered into as of [ ], 2007.
     Pursuant to this Terms Document, the Issuer shall create a new Tranche of Class A Notes of the DiscoverSeries and shall specify the principal terms thereof.
ARTICLE I
Definitions and Other Provisions of General Application
     Section 1.01. Definitions. For all purposes of this Terms Document, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the Indenture Supplement or the Indenture, either directly or by reference therein, have the meanings assigned to them therein;
     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation;
     (4) all references in this Terms Document to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this Terms Document;
     (5) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Terms Document as a whole and not to any particular Article, Section or other subdivision;
     (6) in the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Indenture Supplement or the Indenture, the terms and provisions of this Terms Document shall be controlling;
     (7) each capitalized term defined herein shall relate only to the Class A(___-___) Notes and no other Tranche of Notes issued by the Issuer; and
     (8) “including” and words of similar import will be deemed to be followed by “without limitation.”

     [“Accumulation Amount” means $[ ]; provided, however, if the Calculation Agent on behalf of the Issuer delays the commencement of the Accumulation Period in accordance with Section 4.02 of the Indenture Supplement, the Accumulation Amount shall be determined in accordance with the definition of “Accumulation Amount” in the Indenture Supplement.
     “Accumulation Period” has the meaning set forth in the Indenture Supplement.
     “Accumulation Commencement Date” means [ ], 20[ ], or such later date as the Calculation Agent on behalf of the Issuer elects in accordance with Section 4.02 of the Indenture Supplement.
     “Accumulation Reserve Funding Period” shall not apply if the Calculation Agent on behalf of the Issuer notifies the Indenture Trustee that it expects the Accumulation Period Length to be adjusted to one (1) month, and otherwise shall mean a period commencing on the first Distribution Date on which a condition in the right column of the following table was in effect on the immediately preceding Distribution Date, if the Distribution Date is a Distribution Date described in the corresponding left column of the following table, and ending on the close of business on the last day of the Due Period preceding the earlier to occur of:
     (x) the Expected Maturity Date for the Class A(                    -__) Notes and
     (y) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Class A(                    -___) Notes is paid in full.

Distribution Date:	Condition:

(a) The Distribution Date occurring [three (3)] calendar months prior to the first scheduled Distribution Date of the Accumulation Period (as adjusted in accordance with Section 4.02 of the Indenture Supplement) and any following Distribution Date
No condition.

(b) The Distribution Date occurring [four (4)] calendar months prior to the first scheduled Distribution Date of the Accumulation Period (as adjusted in accordance with Section 4.02 of the Indenture Supplement) and any following Distribution Date
The three-month rolling average Excess Spread Percentage is less than 4%.

(c) The Distribution Date occurring [six (6)] calendar months prior to the first scheduled Distribution Date of the Accumulation Period (as adjusted in accordance with Section 4.02 of the Indenture Supplement) and any following Distribution Date
The three-month rolling average Excess Spread Percentage is less than 3%.

Distribution Date:	Condition:
(D) The Distribution Date occurring [twelve (12)] calendar months prior to the first scheduled Distribution Date of the Accumulation Period (as adjusted in accordance with Section 4.02 of the Indenture Supplement) and any following Distribution Date
The three-month rolling average Excess Spread Percentage is less than 2%.]
     “Class A(                    -___) Adverse Event” means the occurrence of any of the following: (a) an Early Redemption Event with respect to the Class A(                    -___) Notes or (b) an Event of Default and acceleration of the Class A(                    -___) Notes.
     “Class A(                    -___) Note” means any Note, in the form set forth in Exhibit A hereto, designated therein as a Class A(                    -___) Note and duly executed and authenticated in accordance with the Indenture.
     “Class A(                    -___) Noteholder” means a Person in whose name a Class A(                    -___) Note is registered in the Note Register.
     “Class A(                    -___) Termination Date” means the earliest to occur of (a) the Principal Payment Date on which the Outstanding Dollar Principal Amount of the Class A(                    -___) Notes is paid in full, (b) the Legal Maturity Date and (c) the date on which the Indenture is discharged and satisfied pursuant to Article VI thereof.
     “Excess Spread Percentage” for any Distribution Date means a fraction, the numerator of which is the Excess Spread Amount for such Distribution Date multiplied by 12 and the denominator of which is the sum of the Nominal Liquidation Amount of all Notes in the Series.
     “Expected Maturity Date” means the Distribution Date in [                     ], 20[].
     “Initial Dollar Principal Amount” means $[                     ].
     “Indenture” means the Indenture dated as of [                     ], 2007 between the Issuer and Indenture Trustee, as the same may be amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.
     “Indenture Supplement” means the Indenture Supplement dated as of [                    _] for the DiscoverSeries Notes, by and between the Issuer and the Indenture Trustee, as the same may be amended, supplemented, restated, amended and restated, replaced or otherwise modified from time to time.

     [“Interest Payment Date” means the fifteenth day of each [month] commencing in                     , or if such fifteenth day is not a Business Day, the next succeeding Business Day.]
     [“Interest Accrual Period” means, with respect to any Interest Payment Date, the period from and including the previous Interest Payment Date (or, in the case of the first Interest Payment Date, from and including the Issuance Date) to but excluding such Interest Payment Date.]
     “Issuance Date” means [ ].
     “Legal Maturity Date” means the first Business Day following the Distribution Date in [ ], 20[                    ].
     [“LIBOR” means, with respect to any LIBOR Determination Date, the rate for deposits in United States dollars with a duration comparable to the relevant Interest Accrual Period which appears on Reuters Screen LIBOR01 as of 11:00 a.m., London time, on such day. If such rate does not appear on Reuters Screen LIBOR01, the rate will be determined by the Indenture Trustee on the basis of the rates at which deposits in United States dollars are offered by major banks in the London interbank market, selected by the Indenture Trustee, at approximately 11:00 a.m., London time, on such day to prime banks in the London interbank market with a duration comparable to the relevant Interest Accrual Period commencing on that day. The Indenture Trustee will request the principal London office of at least four banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by four major banks in New York City, selected by the Trustee, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks with a duration comparable to the relevant Interest Accrual Period commencing on that day. If LIBOR with respect to a LIBOR Determination Date is not determined pursuant to the foregoing, LIBOR with respect to such LIBOR Determination Date will be LIBOR with respect to the immediately prior LIBOR Determination Date.]
     [“LIBOR Determination Date” means the second LIBOR Business Day immediately preceding the commencement of an Interest Accrual Period.]
     [“LIBOR Business Day,” if applicable, shall mean a day other than a Saturday or a Sunday on which banking institutions in both the City of London, England and in New York, New York are not required or authorized by law to be closed.]
     [“Note Interest Rate” means [LIBOR] [+/-] [___]% per annum, calculated on the basis of [the actual number of days elapsed] [twelve 30-day months] and a 360-day year.]
     “Record Date” means, for any Distribution Date, the last Business Day of the preceding Due Period.
     [“Required Accumulation Reserve Subaccount Amount” means, with respect to any Due Period during the Accumulation Reserve Funding Period, an amount equal to (i) [0.5]% of the Outstanding Dollar Principal Amount of the Class A(                    -___) Notes as of the close of business on the last day of the preceding Due Period or (ii) any other amount designated by the

Calculation Agent on behalf of the Issuer; provided, however, that if such designation is of a lesser amount, the Note Rating Agencies shall have provided prior written confirmation that a Ratings Effect will not occur with respect to such change.]
     “Required Daily Deposit Target Finance Charge Amount” means, for any day in a Due Period, an amount equal to the Class A Interest Allocation[; provided, however, that for purposes of determining the Required Daily Deposit Target Finance Charge Amount on any day on which the Class A Interest Allocation cannot be determined because [the LIBOR Determination Date] for the applicable Interest Accrual Period has not yet occurred, [LIBOR] will be assumed to be [LIBOR] for the applicable period determined on the first day of such calendar month].
     “Required Daily Deposit Target Principal Amount” means, for any day in a Due Period, (i) if such Due Period is in [the Accumulation Period for the Class A(___-___) Notes, the Accumulation Amount], (ii) if such day is on or after the occurrence of an Early Redemption Event or an Event of Default with respect to the Class A(                    -___) Notes, the Nominal Liquidation Amount for all Class A(___-___) Notes, and (iii) in all other circumstances, zero.
     “Required Subordinated Amount of Class B Notes” means, for the Class A(                    -___) Notes for any date of determination, an amount equal to the product of
          (a) the Required Subordinated Percentage of Class B Notes for such Class A(                    -___) Notes on such date of determination and
          (b) the Adjusted Outstanding Dollar Principal Amount of such Class A(                    -___) Notes on such date of determination;
provided however, that for any date of determination on or after the occurrence and during the continuation of a Class A(                    -___) Adverse Event, the Required Subordinated Amount of Class B Notes for the Class A(                    -___) Notes will be the greater of
          (x) the amount determined above for such date of determination and
          (y) the amount determined above for the date immediately prior to the date on which such Class A(                    -___) Adverse Event shall have occurred.
     “Required Subordinated Amount of Class C Notes” means, for the Class A(                    -___) Notes for any date of determination, an amount equal to the product of
          (a) the Required Subordinated Percentage of Class C Notes for such Class A(                    -___) Notes on such date of determination and
          (b) the Adjusted Outstanding Dollar Principal Amount of such Class A(                    -___) Notes on such date of determination;
provided, however, that for any date of determination on or after the occurrence and during the continuation of a Class A(                    -___) Adverse Event, the Required Subordinated Amount of Class C Notes for the Class A(                    -___) Notes will be the greater of

          (x) the amount determined above for such date of determination and
          (y) the amount determined above for the date immediately prior to the date on which such Class A(                    -___) Adverse Event shall have occurred.
     “Required Subordinated Amount of Class D Notes” means, for the Class A(                    -___) Notes for any date of determination, zero.
     “Required Subordinated Percentage of Class B Notes” means, for the Class A(                    -___) Notes, [                                        ]%, subject to adjustment in accordance with Section 2.02.
     “Required Subordinated Percentage of Class C Notes” means, for the Class A(                    -___) Notes, [                                        ]%, subject to adjustment in accordance with Section 2.02.
     [“Reuters Screen LIBOR01” means the display page currently so designated on the Reuters Screen (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices).]
     “Stated Principal Amount” means $[ ].
     Section 1.02. Governing Law. THIS TERMS DOCUMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW, WITHOUT REFERENCE TO ANY CONFLICT OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER STATE.
     Section 1.03. Counterparts. This Terms Document may be executed in any number of counterparts, each of which when so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument.

     Section 1.04. Ratification of Indenture and Indenture Supplement. As supplemented by this Terms Document, each of the Indenture and the Indenture Supplement is in all respects ratified and confirmed and the Indenture as supplemented by the Indenture Supplement and this Terms Document shall be read, taken and construed as one and the same instrument.
ARTICLE II
The Class A(                    -___) Notes
     Section 2.01. Creation and Designation. There is hereby created a Tranche of Class A Notes to be issued pursuant to the Indenture and the Indenture Supplement to be known as the “DiscoverSeries Class A(                    -___) Notes.”
     Section 2.02. Adjustments to Required Subordinated Percentages.
     (a) On any date, the Issuer may change the Required Subordinated Percentage of Class B Notes or the Required Subordinated Percentage of Class C Notes, in each case for the Class A(                    -___) Notes, without the consent of any Noteholders or any Note Rating Agencies; provided that, after giving effect to such change, the sum of the Required Subordinated Percentage of Class B Notes and the Required Subordinated Percentage of Class C Notes, in each case, for the Class A(                    -___) Notes after giving effect to such change is equal to or greater than the sum of the Required Subordinated Percentage of Class B Notes and the Required Subordinated Percentage of Class C Notes, in each case, for the Class A(                    -___) Notes immediately prior to giving effect to such change.
     (b) On any date, the Issuer may change the Required Subordinated Percentage of Class B Notes, the Required Subordinated Percentage of Class C Notes or the Required Subordinated Amount of Class D Notes, in each case for the Class A(                    -___) Notes, such that after giving effect to all changes to such percentages on such date the sum of the Required Subordinated Percentage of Class B Notes, the Required Subordinated Percentage of Class C Notes and the Required Subordinated Amount of Class D Notes, in each case, for the Class A(                    -___) Notes is less than the sum of the Required Subordinated Percentage of Class B Notes, the Required Subordinated Percentage of Class C Notes and the Required Subordinated Amount of Class D Notes, in each case, for the Class A(                    -___) Notes immediately prior to giving effect to such change, without the consent of any Noteholders; provided that the Issuer has received written confirmation from each applicable Note Rating Agency that the change in such percentage will not result in a Ratings Effect with respect to any Outstanding Class A(                    -___) Notes and provided, further, that at any time the Class D Notes are or will be held by Discover Bank or any of its affiliates, the Required Subordinated Amount of Class D Notes for these Class A(                    -___) Notes may not be increased above such percentage as in effect on the Issuance Date.
     [Section 2.03. Interest Payment. For each Interest Payment Date, the amount of interest due with respect to the Class A(                    -___) Notes shall be an amount equal to
(i)	(A) a fraction, the numerator of which is [the actual number of days in the related Interest Accrual Period][30] and the denominator of which is 360, times

(B) the Note Interest Rate in effect with respect to such related Interest Accrual Period times

(ii)	the Outstanding Dollar Principal Amount of the Class A( -___) Notes determined as of the Record Date preceding the related Distribution Date, plus any Class A Tranche Interest Allocation Shortfall for such Class A(___-___) Notes, together with interest thereon at the Note Interest Rate in effect with respect to such related Interest Accrual Period, calculated on the basis of [the actual number of days in the related Interest Accrual Period][twelve 30-day months] and a 360-day year.]
     [Section 2.04. Notification of LIBOR. On each LIBOR Determination Date, the Indenture Trustee shall send to the Issuer, the Beneficiary, the Master Servicer for the Discover Card Master Trust I, the master servicer (or equivalent) for any other trust that has issued any Additional Collateral Certificate, and any stock exchange on which the Class A(___-___) Notes are then listed, by facsimile transmission or electronic transmission, notification of LIBOR for the following Interest Accrual Period.]
     Section 2.05. Payments of Interest and Principal.
     [(a) The Issuer will cause interest to be paid on each Interest Payment Date and principal to be paid on the Expected Maturity Date; provided, however, that it shall not be an Event of Default if principal is not paid in full on such Expected Maturity Date unless funds for such payment have been allocated in accordance with Section 3.01 of the Indenture Supplement; and provided, further, that if an Early Redemption Event occurs with respect to the Class A(                    -___) Notes or the Class A(___-___) Notes are accelerated following an Event of Default, principal will instead be payable in monthly installments on each Principal Payment Date for the Class A(                    -___) Notes in accordance with Section 3.01 of the Indenture Supplement. All payments of interest and principal on the Class A(                    -___) Notes shall be made as set forth in Section 1101 of the Indenture.]
     (b) The right of the Class A(                    -___) Noteholders to receive payments from the Issuer will terminate on the Class A(                    -___) Termination Date.
     Section 2.06. Form of Delivery of Class A(                    -___) Notes; Depository; Denominations.
     (a) The Class A(                    -___) Notes shall be delivered in the form of a global Registered Note as provided in Sections 202 and 301(i) of the Indenture, respectively.
     (b) The Depository for the Class A(                    -___) Notes shall be The Depository Trust Company, and the Class A(                    -___) Notes shall initially be registered in the name of Cede & Co., its nominee.
     (c) The Class A(                    -___) Notes will be issued in minimum denominations of $[100,000] and integral multiples of $[1,000] in excess of that amount.

     Section 2.07. Delivery and Payment for the Class A(                    -___) Notes. The Issuer shall execute and deliver the Class A(                    -___) Notes to the Indenture Trustee for authentication, and the Indenture Trustee shall deliver the Class A(                    -___) Notes when authenticated, each in accordance with Section 303 of the Indenture.
     [Section 2.08. Targeted Deposits to the Accumulation Reserve Account. The deposit targeted to be made to the Accumulation Reserve Subaccount for the Class A(                    -___) Notes for any Due Period during the Accumulation Reserve Funding Period will be an amount equal to the Required Accumulation Reserve Subaccount Amount minus any amount on deposit in the Accumulation Reserve Subaccount for the Class A(___-___) Notes.]
[Remainder of page intentionally blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Terms Document to be duly executed, all as of the day and year first above written.

DISCOVER CARD EXECUTION NOTE TRUST, as Issuer

[Name] [Title]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

[Name] [Title]